Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the period ended June 30, 2005 (the “Report”) by JAMDAT Mobile Inc., (“Registrant”), each of the undersigned hereby certifies that:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: August 15, 2005	/S/ MITCH LASKY
Mitch Lasky
Chief Executive Officer
/S/ MICHAEL MARCHETTI
Michael Marchetti
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be furnished to the Securities and Exchange Commission or its staff upon request.